THIS WARRANT IS NON-TRANSFERABLE WITHOUT THE WRITTEN CONSENT OF THE COMPANY. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN AND IN SUCH WARRANT SUBSCRIPTION AGREEMENT. SUCH SHARES MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT OR OF SUCH WARRANT SUBSCRIPTION AGREEMENT.

THE WARRANT REPRESENTED BY THIS CERTIFICATE IS ENTITLED TO THE BENEFITS OF AND IS BOUND BY THE OBLIGATIONS SET FORTH IN THE REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF MARCH 27, 1991, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS LOCATED AT THE PRINCIPAL OFFICE OF THE COMPANY.

------------------------------                  ----------------------------
No. of Shares of Common Stock:                  Warrant No. 6
462,088
------------------------------                  ----------------------------


                                     WARRANT

                           To Purchase Common Stock of

                        Lexmark International Group, Inc.

                     (formerly named Lexmark Holding, Inc.)


     THIS IS TO CERTIFY THAT Keys Foundation, a Netherlands Antilles foundation ("Holder"), or registered assigns, is entitled to purchase from Lexmark International Group, Inc. (formerly named Lexmark Holding, Inc.), a Delaware corporation (the "Company"), 462,088 shares (the "Shares") of Class A Common
                    -------                           ------
Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, at any time or times prior to the Expiration Date

(as hereinafter defined), at a purchase price of $6.67 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

     1.  Definitions.  As used in this  Warrant,  the  following  terms have the
         -----------
respective meanings set forth below:

     "Additional  Shares of Common  Stock" shall mean all shares of Common Stock
      -----------------------------------
issued by the Company after the Initial Date, other than (a) Warrant Stock, (b) shares of Common Stock issued to members of the management, employees or directors of or consultants to (or former employees of or consultants to) the Company or any Affiliate of the Company (or trusts for the benefit of any relatives of any such employees), (c) shares of Common Stock issued to senior executives of other corporations in which entities managed or sponsored by C&D have made equity investments, (d) shares of Common Stock issued in exchange for shares of the Company's junior participating preferred stock, (e) shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock and (f) shares of Class B Common Stock issued in exchange for shares of Class A Common Stock.

     "Affiliate"  shall  mean any  person  controlling,  controlled  by or under
      ---------
common control with another person.

     "Applicable Law" shall have the meaning set forth in Section 3(b).
      --------------

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day
      ------------
on which banks are required or permitted to be closed in the State of New York.

     "C&D" shall mean Clayton, Dubilier & Rice, Inc., a Delaware corporation.
      ---

     "Class A Common Stock" shall mean the Class A Common Stock,  par value $.01
      --------------------
per share, of the Company.

     "Class B Common Stock" shall mean the Class B Common Stock,  par value $.01
      --------------------
per share, of the Company.

     "Close of Business" shall have the meaning set forth in Section 2(a).
      -----------------

     "Code" shall have the meaning set forth in Section 3(c).
      ----

     "Commission" shall mean the Securities and Exchange Commission.
      ----------

     "Common Stock" shall mean (except where the con text  otherwise  indicates)
      ------------
the Class A Common Stock, as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed (includ ing, without limitation, Class B Common Stock), and shall also mean capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

     "Company" shall have the meaning set forth in the preamble to this Warrant.
      -------

     "Convertible  Securities"  shall mean evidences of indebtedness,  shares of
      -----------------------
stock (other than Class A Common Stock, Class B Common Stock and the Company's junior par ticipating preferred stock) or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or event.


     "Exchange Act" shall mean the Securities  Exchange Act of 1934, as amended,
      ------------
or any successor federal statute, and the rules and regulations of the Commission thereunder, as in effect from time to time.

     "Exercise  Period"  shall mean the  period  during  which  this  Warrant is
      ----------------
exercisable pursuant to Section 2(a).


     "Exercise Price" shall have the meaning set forth in Section 2(b).
      --------------

     "Expiration Date" shall have the meaning set forth in Section 2(a).
      ---------------

     "Holder" shall have the meaning set forth in the preamble to this Warrant.
      ------

      "Initial Date" shall mean March 27, 1991.
       ------------

     "Lexmark" shall mean Lexmark International,  Inc. (which was formerly named
      -------
IBM Information Products Corp oration and, before that, New York Libra Corporation), a Delaware corporation.

     "License Agreement" shall mean the License Agreement,  dated as of November
      -----------------
9, 1990, between Lexmark and SSBV.

     "Outstanding"  shall mean, when used with reference to Common Stock, at any
      -----------
date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any subsidiary thereof.

     "Public  Offering"  shall mean a public  offering of shares of common Stock
      ----------------
underwritten by an investment banking firm of recognized national standing pursuant to an effective registration statement under the Securities Act.

     "Registration and Participation  Agreement" shall mean the Registration and
      -----------------------------------------
Participation Agreement, dated as of March 27, 1991, among the Company and the other parties thereto.

     "Restricted  Warrant  Stock"  shall mean  shares of Warrant  Stock that are
      --------------------------
evidenced by a certificate bearing the restrictive legend set forth in Section 9(c).

     "Securities Act" shall mean the Securities Act of 1933, as amended,  or any
      --------------
successor federal statute, and the rules and regulations of the Commission thereunder, as in effect from time to time.

     "Shares" shall mean the shares of Common Stock purchasable upon exercise of
      ------
this Warrant, subject to adjustment as provided herein.

     "SSBV" shall mean Spectrum Sciences B.V., a Netherlands  corporation.
      ----

     "Tax Loss" shall have the meaning set forth in Section 3(b).
      --------

     "Transfer Notice" shall have the meaning set forth in Section 9(d).
      ---------------

     "Warrant"  shall mean this Warrant and all Warrants  issued in substitution
      -------
therefor.

     "Warrant  Stock"  shall  mean the  shares of Common  Stock  purchased  upon
      --------------
exercise of this Warrant.

     2.  Duration,   Conditions  and  Exercise  of  Warrant.  (a)  Duration  and
         --------------------------------------------------        -------------
Conditions.  This  Warrant  shall  expire at 5:00 p.m.,  New York City time (the
----------
"Close of Business"),  on the seventh anniversary of the Initial Date (such date
 -----------------
being referred to herein as the "Expiration Date").This Warrant may be exercised
                                 ---------------
with respect to the Shares, on any Business Day or Business Days prior to the Close of Business on the Expiration Date After the Close of Business on the Expiration Date, this Warrant will become wholly void and of no value.

     (b) Exercise.  Subject to the provisions of this Warrant, Holder shall have
         --------
the right to purchase from the Company (and the Company shall issue and sell to Holder) the aggregate number of fully paid and nonassessable shares of Common Stock of the Company in respect of which this Warrant is being exercised at a purchase price of $6.67 per share, as adjusted from time to time as provided in this Warrant (such price, as so adjusted, being referred to herein as the "Exercise Price"), in whole or in part. The Exercise Price shall be payable in
 ---------------
cash or by bank cashier's check in New York Clearing House funds payable to the order of the Company or by wire transfer in immediately available funds to an account designated by the Company. This Warrant shall be exercisable only by (i) delivering to the company the form of notice of exercise attached hereto as Attachment A duly completed and signed by Holder or by its duly appointed legal representative or duly authorized attorney, and (ii) within five Business Days thereafter depositing with the Company the certificate evidencing this Warrant and paying the aggregate Exercise Price for the number of shares of Common Stock in respect of which this Warrant is being exercised, provided that the Exercise Price must in any event be paid and the certificate representing this Warrant deposited with the Company prior to the close of Business on the Expiration Date.

     3. Tax Matters. (a) Payment and Expenses. The Company shall not be required
        -----------      --------------------
to pay any stamp, registration or transfer tax or other similar tax or governmental charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock, unless such tax or charge is imposed by law upon the Company.

     (b)  Withholding  Tax. If any deduction or  withholding  or other  required
          ----------------
payment of United States federal tax in respect of the Warrant or the Warrant Stock is required under applicable law, rules or regulations or any interpretation thereof by the Internal Revenue Service in published or private rulings, notices or publications

(collectively  "Applicable  Law") or if a  liability  for  failure  to deduct or
                ---------------
withhold has been assessed against the Company or a statutory notice of deficiency has been sent to the Company, in either case in respect of the Warrant or the Warrant Stock, and the basis of such assessment or statutory notice of deficiency has not been reversed, the Company shall promptly notify Holder prior to first making any such withholding or deduction (unless such notice is not possible, e.g., due to a change in law or notification of change in status of Holder, in which case notification shall be made as soon as reasonably possible under the circumstances then prevailing). The Company shall make reasonable efforts to confer with Holder prior to first making any such withholding or deduction or other arrangement for the payment of such tax in order to determine whether such deduction or withholding is in accord with Applicable Law. Should the Company determine after consultation that withholding is required by Applicable Law or because of such a prior assessment or assessment or statutory notice of deficiency, the Company shall be entitled at its option (i) to require payment in cash of the amount of any such tax prior to issuing any shares of common stock or (ii) to hold in escrow for Holder 30% of the number of shares of Common Stock with respect to which the Warrant is being exercised pending the Company's receipt of payment by Holder of the amount of such tax. At the request of the Company, Holder shall furnish whatever forms and certifications are necessary in order to establish that no withholding or deduction is required in respect of the Warrant and the exercise thereof and, if requested, an opinion of United States tax counsel to Holder reasonably satisfactory to the Company that no withholding or deduction is required in respect of the Warrant or the exercise thereof. If a liability is assessed against the Company for failure to withhold or deduct or require payment of tax in respect of the Warrant or the exercise thereof, the Company shall promptly notify Holder of such assessment. Holder, after consultation with the Company, may promptly take such actions as it deems fit under the circumstances in response to such assessment so long as such action shall not, in the judgment of the Company, have an adverse impact on the Company or is not otherwise prohibited by the terms of this Warrant. Notwithstanding the foregoing, the Company may promptly pay such assessment, and (without limiting the Company's remedies otherwise available at law or in equity, by contract or otherwise), Holder shall indemnify and hold the Company harmless against the amount of any such assessment, together with interest, penalties or additions to tax and any reasonable attorneys fees incurred and taking into account the assumed income tax consequences to the Company of the receipt of any amounts payable under this indemnity (collectively, a "Tax Loss"). Holder shall pay all
                                                --------
such amounts to the Company within five business days of actually receiving notice from the Company with respect thereto together with a certificate showing the calculation of the Tax Loss in reasonable detail. If Holder is required by law to deduct or withhold any tax in respect of such payment, the amount of such payment shall be increased by Holder as may be necessary so that after making all required deductions and withholdings the Company shall receive the same amount it would have received had no deductions or withholdings been required. Notwithstanding the foregoing, Holder shall not be required to increase the amount of such payment to the extent such withholding or deduction would have been reduced or eliminated if the Company had furnished any required forms and certifications timely requested by Holder.

     The Company shall furnish Holder with an annual statement certifying the amount of the actual increase in income tax liability of the Company attributable to receipt of indemnity payments in the prior year under this
Section 3 promptly after filing its United States income tax return for the year in which any indemnity payment is reflected on its return and explaining how the amount of such increase was calculated. Such amount shall, except for manifest error, be final, conclusive and binding for all purposes. The Company shall respond promptly to any reasonable inquiry so that Holder can satisfy itself that no manifest error exists. The Company shall pay to Holder, if the assumed increase is greater, or Holder shall pay to the Company, if the actual increase is greater, the difference between the assumed increase and the actual increase in income tax liability of the Company. The Company shall make any such payment at the time of furnishing the certification, and Holder shall make any such payment within five business days of actually receiving the notice and certification.

     (c) Withholding  Tax Covenant.  In the absence of Applicable Law or a prior
         -------------------------
assessment or statutory notice of deficiency in respect of the Warrant or Warrant Stock, the basis of which has not been reversed, the Company will not withhold any amount under Section 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), in respect of the Warrant or Warrant Stock or agree in writing to any adjustment to its tax liability under Section 1461 of the Code in respect of the Warrant or Warrant Stock, so long as Holder has furnished the Company with the forms, certifications and opinions requested pursuant to the fourth sentence of Section 3(b).

     4.  Fractional  Shares.  The  Company  shall  not be  required  to  issue a
         ------------------
fractional share of Common Stock upon exercise of this Warrant. As to any fraction of a share of Common Stock which Holder would otherwise be entitled to purchase upon any exercise of this Warrant, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the current market value of a share of Common Stock on the date of exercise (which shall, in the absence of any trading market, be deemed to be the fair value of such share of Common Stock as determined in good faith by the board of directors of the Company), less the portion of the Exercise Price attributable to such fraction.

     5.  Adjustments.  (a) Adjustment.  The number of shares of Common Stock for
         -----------       ----------
which this Warrant is exercisable and the price at which such shares may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 5.

     (b) Stock  Dividends,  Subdivisions  and Combinations.  If at any time the
         --------------------------------------------------
Company shall:

     (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

     (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

     (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (A) the number of shares of Common Stock for which this Warrant is exercisable immediately after the happening of such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the happening of such event would own or be entitled to receive after the happening of such event, and (B) the Exercise Price shall be adjusted to equal (1) the Exercise Price in effect immediately prior to such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares for which this Warrant is exercisable immediately after such adjustment.

     (c) Issuance of Additional Shares of Common Stock.
         ---------------------------------------------

     (i) If at any time after the date hereof the Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock in exchange for consideration in an amount per Additional Share of Common Stock less than the Exercise Price at the time the Additional Shares of Common Stock are issued, then (A) the Exercise Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by dividing (1) an amount equal to the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, plus (y) the aggregate consideration, if any, received by the Company upon such issue or sale, by (2) the total number of shares of Common Stock Outstanding immediately after such issue or sale, and (B) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the quotient obtained by dividing (1) the product obtained by multiplying (x) the Exercise Price in effect immediately prior to such issue or sale by (y) the number of shares for which this Warrant is exercisable immediately prior to such issue or sale, by
(2) the Exercise Price resulting from the adjustment made pursuant to clause (A) above.

     (ii) The provisions of paragraph (i) of this section 5(c) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 5(b). No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph
(i) of this Section 5(c) upon the issuance of any Additional Shares of Common Stock pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 5 (d) or 5(e).

     (d)  Issuance of Warrants  or Other  Rights.  If at any time after the date
          --------------------------------------
hereof the Company shall take a record of holders of its Common Stock for the purpose of entitling then to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not such rights thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the Exercise Price shall be adjusted as provided in
Section 5(c) on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights, provided that Section 6 of the Registration and Participation Agreement shall not be deemed to give rise to any rights pursuant to this Section 5(d). No further adjustments of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such warrants or other Common Stock upon such conversion or exchange of such Convertible Securities.

     (e) Issuance of  Convertible  Securities.  If at any time the Company shall
         ------------------------------------
take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the Exercise Price shall be adjusted as provided in Section 5(c) on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Exercise Price shall be made under this Section 5(e) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 5(d). No further adjustments of the Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and, if any issuance or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase or any warrant or other right to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 5, no further adjustments of the Exercise Price shall be made by reason of such issuance or sale.

     (f)  Superseding  Adjustment.  If, at any time after any  adjustment of the
          -----------------------
number of shares of Common Stock for which this warrant is exercisable shall have been made pursuant to Section 5(d) or 5(e) as the result of any issuance of warrants, rights or convertible Securities,

     (i) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

     (ii) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of

     (A) treating the number of Additional Shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

     (B) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities, whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

     (g)  Reorganization,  Reclassification,  Consolidation or Merger.  If the
          -----------------------------------------------------------
Company shall (i) effect any reorganization or reclassification of its capital stock or (ii) consolidate or merge with or into any other person, in either case in a transaction in connection with which Holder has not exercised this Warrant, then, upon any exercise of this Warrant subsequent to the consummation thereof, Holder shall be entitled to receive, in lieu of the Common Stock issuable upon exercise immediately prior to such consummation, the stock or other securities or property (including cash) to which Holder would have been entitled upon such consummation if Holder had exercised this Warrant immediately prior thereto, all subject to further adjustments thereafter as provided in this Section 5.

     (h) Other  Provisions  Applicable to Adjustments  under this Section 5. The
         ------------------------------------------------------------------
following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable provided for in this Section 5:

     (i) Computation of Consideration.  To the extent that any Additional Shares
         ----------------------------
of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the cash consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting (A) any amounts paid or receivable for accrued interest or accrued dividends and without taking into account (B) any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as the Board in good faith shall determine to be attributable to such Additional Shares of Common Stock Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

     (ii) When Adjustment to be Made. The adjustments required by this Section 5
          --------------------------
shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(b)) up to but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 2% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 5 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

     (iii) Fractional Interest;  Rounding.  In computing  adjustments under this
           ------------------------------
Section 5, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share, adjustments in the Exercise Price shall be made to the nearest $.01.

     (iv) When  Adjustment  Not Required.  If the Company shall take a record of
          ------------------------------
the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     (v) Escrow of Warrant  Stock.  If Holder  exercises  this Warrant after any
         ------------------------
property becomes distributable pursuant to this Section 5 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein). Such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder upon and to the extent that the event actually takes place, upon payment of the Exercise Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Company and escrowed property returned.

     6.  Notices.  (a) Notice of  Adjustment.  Whenever  the number of shares of
         -------       ---------------------
Common Stock for which this Warrant is exercisable or the Exercise Price shall be adjusted pursuant to Section 5, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the method by which the adjustment was calculated and describing the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to Holder. The Company shall keep at the Office of the Company copies of all such certificates and cause the same to be available for in spection during normal business hours by Holder.

     (b) Notice of  Extraordinary  Distributions.  In the event that the Company
         ---------------------------------------
proposes to take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

     (i) cash (A) in an amount in excess of the previous regular cash dividend or (B) constituting a liquidating distribution;

     (ii) to the extent not separately required by any provision of Section 5, any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever, including any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property, then the Company shall deliver to Holder written notice of such proposed dividend or distribution at least 30 days prior to such proposed record date. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 6(b) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 5(b).

     (c) Notice of Certain Mergers and Asset Dispositions. In the event that the
         ------------------------------------------------
Company proposes to consolidate with or merge into another corporation in a transaction in which the Common Stock will be changed or converted into other securities, cash or property, or to sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation or another entity, the Company shall deliver to Holder written notice of such proposed transaction at least 30 days prior to the earlier of its consummation or the taking of any record of the holders of its Common Stock for the purpose of determining their rights pursuant to such transactions.

     (d)  Registration  Rights and  Participation.  This  Warrant and the Shares
          ---------------------------------------
issued pursuant to this Warrant and, in each case, the holder thereof shall be entitled to the rights and subject to the obligations created under the Registration and Participation Agreement, and this Warrant and the Shares shall be defined as Registrable Securities thereunder.

     7.  Reservation  and  Authorization  of Common Stock.  (a)  Reservation  of
         ------------------------------------------------        ---------------
Shares.  The Company shall at all times reserve and keep  available for issuance
------
upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. All shares of Common Stock issuable upon exercise of this Warrant and payment therefor in accordance with the terms of this Warrant shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

     (b) Certain Corporate  Actions.  Before taking any action which would cause
         --------------------------
an adjustment reducing the Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of this Warrant, the Company shall take any corporate actions which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

     8. Taking of Record. In the case of all dividends or other distributions by
        ----------------
the Company to the holders of its Common Stock with respect to which any provision of Section 5 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

     9.  Restrictions  on  Transferability.  (a) Re strictions.  This Warrant is
         ---------------------------------
non-transferable except that Lexmark as a Holder may transfer the Warrant to SSBV and that SSBV as a Holder may transfer this Warrant with the written consent of the Company. The Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 9. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

     (b) Warrant  Restrictive Legend. This Warrant shall be stamped or otherwise
         ---------------------------
imprinted with a legend in substantially the following form:

         "THIS WARRANT IS NON-TRANSFERABLE WITHOUT THE WRITTEN CONSENT OF THE COMPANY. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AS SET FORTH HEREIN AND IN SUCH WARRANT SUBSCRIPTION AGREEMENT. SUCH SHARES MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT OR OF SUCH WARRANT SUBSCRIPTION AGREEMENT."

         "THE WARRANT REPRESENTED BY THIS CERTIFICATE IS ENTITLED TO THE BENEFITS OF AND IS BOUND BY THE OBLIGATIONS SET FORTH IN THE REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF MARCH 27, 1991, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS LOCATED AT THE PRINCIPAL OFFICE OF THE COMPANY."

     (c) Warrant Stock Restrictive Legend.  Except as otherwise provided in this
         --------------------------------
Section 9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS (i) (A) SUCH DISPOSITION IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR
         (B) THE HOLDER HEREOF SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL EXPERIENCED IN SECURITIES LAW MATTERS, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SUCH ACT AND (ii) SUCH DISPOSITION IS PURSUANT TO REGISTRATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM."

          "THE  SHARES  REPRESENTED  BY THIS  CERTIFICATE  ARE  ENTITLED  TO THE
          BENEFITS OF AND ARE BOUND BY THE OBLIGATIONS SET FORTH IN THE REGISTRATION AND PARTICIPATION AGREEMENT, DATED AS OF MARCH 27, 1991, AMONG THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS LOCATED AT THE PRINCIPAL OFFICE OF THE COMPANY."

     (d) Notice of Proposed Transfer;  Opinion of Counsel. Prior to any transfer
         ------------------------------------------------
of shares of Restricted Warrant Stock that are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144 or any comparable rule under the Securities Act) the holder thereof shall give written notice (a "Transfer Notice") to the Company of such holder's
                              ----------------
intention to effect such transfer and shall comply in all other respects with this Section 9(d). Each Transfer Notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and be accompanied by an opinion of counsel experienced in securities law matters, who shall be independent of the holder proposing such transfer but who may be the holder's regular outside counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that the proposed transfer may be effected without registration. The holder shall thereupon be entitled to transfer the securities in question in accordance with the terms of the Transfer Notice. Each share certificate, if any, issued upon or in connection with such transfer shall bear the restrictive legend set forth in Section 9(c) unless, in the opinion of such counsel and of counsel to the Company, such legend is no longer required to ensure compliance with the Securities Act.

     (e)  Termination  of  Restriction.  The legend  requirement of Section 9(c)
          ----------------------------
shall terminate insofar as it relates to Securities Act matters (i) when and so long as the security in question shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel experienced in securities law matters reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act. Legend requirements shall continue in effect, however, with respect to other transfer restrictions set forth herein and in the Registration and Participation Agreement for so long as such restrictions remain applicable.

     10. Covenants of the Company.  (a) Rule 144. The Company agrees that at all
         ------------------------       --------
times after it has filed a registration statement pursuant to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, relating to any class of equity securities of the Company (other than (i) the registration of equity securities of the Company and options in respect thereof to be offered primarily to directors, members of the management and employees of and consultants to the Company and its subsidiaries and senior executives of other corporations in which entities managed or sponsored by C&D have made equity investments or (ii) the registration of equity securities and options in respect thereof solely on Form S-8 or any successor form), it will use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and, upon request of Holder, will furnish to Holder with such information as may be necessary to enable the Holder to effect routine sales pursuant to Rule 144 under the Securities Act.

     (b)  State  Securities  Laws.  The  Company  hereby  agrees to use its best
          -----------------------
efforts to comply with all state securities or "blue sky" laws that might be applicable to the sale of the Shares to Holder.

     (c) Certain Information and Access. The Company will furnish to the Holder,
         ------------------------------
promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders. The Company will cause its officers to discuss with the Holder the subject matters of such materials upon such Holder's reasonable requests, provided that the Company shall not be obligated to furnish to the
           --------
Holder any information concerning the Company which is not generally available to the Company's stockholders.

     11. Loss or Mutilation. Upon receipt by the Company from Holder of evidence
         ------------------
reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (and in case of mutilation upon surrender and cancellation hereof), the Company will execute and deliver in lieu hereof a new Warrant of like tenor to Holder, provided that, in
                                                               --------
the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

     12. Office of the Company. As long as this Warrant remains outstanding, the
         ---------------------
Company shall maintain an office or agency (which may be the principal executive offices of the Company) where this Warrant may be presented for exercise as provided in this Warrant.

     13. No Rights or  Liabilities  as  Stockholder.  Nothing  contained in this
         ------------------------------------------
Warrant shall be construed as conferring upon Holder any rights as a stockholder of the company or as imposing any liabilities on Holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise and nothing herein shall derogate from the rights and obligations of the Holder as a holder of Registrable Securities as defined under the Registration and Participation Agreement.

     14. Notice. All notices, requests, demands or other communications provided
         ------
for hereunder shall be in writing and shall be deemed to have been duly given to any party (a) when delivered personally (by courier service or otherwise), (b) when delivered by telex and confirmed by receipt of the proper telex answerback,
(c) seven days after being mailed by first class airmail, postage prepaid (registered mail, return receipt requested), (d) when receipt acknowledged, if telecopied, or (e) the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery in each case to the applicable address set forth below, or to such other address as such party may have designated to the other in writing. Initial addresses for delivery shall be:

                  (i)      If to Holder to:

                           Keys Foundation
                           De Ruyterkade 58A
                           P.0. Box 837
                           Curacao
                           Netherlands Antilles
                           Attention:  Gregory E. Elias
                                       Managing Director
                           Telecopier: (599-9) 611-061

                           with a copy to:

                           Goldfarb, Levy, Giniger,
                             Eran & Co.
                           Eliahu House
                           2 Ibn Gvirol
                           Tel-Aviv 64077
                           Israel
                           Attention: William B. Goldfarb, Esq.
                           Telecopier: (972-3) 695-4344

                           and

                           Prager Dreifuss & Partner
                           Zollikerstrasse 183
                           8008 Zurich
                           Switzerland
                           Attention:  Dr. Tis Prager
                           Telecopier:  (41-1) 422-7714

                  (ii)     If to the Company to:

                           Lexmark International Group, Inc.
                           One Lexmark Centre Drive
                           Lexington, Kentucky 40550
                           Attention:  Chief Executive Officer
                           Telecopier:  (606) 232-3120
                           with copies to:

                           Clayton, Dubilier & Rice, Inc.
                           375 Park Avenue, 18th Floor
                           New York, New York 10152
                           Attention:  Joseph L. Rice III
                           Telecopier:  (212) 407-5252

                           and

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York 10022
                           Attention: Franci J. Blassberg, Esq.
                           Telecopier: (212) 909-6836

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

     15.  Successors  and Assigns.  Subject to the  provisions  of Section 9 and
          -----------------------
except as expressly limited herein, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder.

     16.  Amendment.  This Warrant may be modified or amended or the  provisions
          ---------
hereof waived with the written consent of the Company and Holder.

     17. Headings.  The headings used in this Warrant are for the convenience of
         --------
reference only and shall not, for any purpose, be deemed a part of this Warrant.

     18.  Governing  Law.  This  Warrant  shall be governed by and  construed in
          --------------
accordance with the laws of the State of New York.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized representative and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  February 21, 1997

                                               LEXMARK INTERNATIONAL GROUP, INC.


   [SEAL]                                      By: /s/ Marvin L. Mann
                                                  -----------------------------
                                                  Marvin L. Mann
                                                  Chief Executive Officer


Attest:


By: /s/ Vincent J. Cole
   -----------------------
   Vincent J. Cole
   Vice President, General
   Counsel and Secretary

                                                        Attachment A to Warrant
                                                        -----------------------







                               NOTICE OF EXERCISE
                               ------------------


     The signed registered owner of Warrant No. 6, dated, February 21, 1997, to purchase Class A Common Stock of Lexmark International Group, Inc. (the "Company"), hereby irrevocably exercises such Warrant for the purchase of shares  of  Class  A  Common  Stock  of the  Company,  and  hereby
-------------
undertakes to make payment therefor and to deposit with the Company the certificate representing such Warrant, in each case as set forth in Section 2(b) thereof and at the price and on the other terms and conditions specified therein.

     Holder agrees that, at the request of the Company, it shall deliver to the Company such forms and certificates as are necessary in order to establish that no withholding or deduction is required in respect of the issuance of shares upon exercise of the Warrant and, if requested, an opinion of United States tax counsel to Holder reasonably satisfactory to the Company that no withholding or deduction is required in respect of the issuance of shares upon exercise of the Warrant.

     The undersigned requests that certificates for the shares of Class A Common Stock to be purchased pursuant hereto be issued in the name of the undersigned at the address indicated below and, if such shares of Class A Common Stock shall not include all of the shares of Class A Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the







                             Attachment A to Warrant
                             -----------------------
shares of Class A Common Stock issuable thereunder be delivered to the undersigned.


                                                   ----------------------------
                                                    (Name of Registered Owner)



                                                  ----------------------------
                                                     (Signature on behalf of
                                                    Registered Owner with Bank
                                                       Signature Guarantee
                                                            Attached)



                                                   ----------------------------
                                                          (Street Address)


                                                   ----------------------------
                                                   (City)   (State)  (Zip Code)



Dated:
      ------------------------


NOTICE: The name on this notice of exercise must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatsoever.










                             Attachment A to Warrant
                             -----------------------